Exhibit 10.14

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

PUBLIC HEALTH SERVICE

PATENT LICENSE AGREEMENT – EXCLUSIVE/CO-EXCLUSIVE

This Agreement is based on the model Patent License Exclusive Agreement adopted by the U.S. Public Health

Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health

(“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration

(“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this Agreement:

The U.S. Department of Health and Human Services, as represented by

The National Cancer Institute

an Institute or Center (hereinafter referred to as the “IC”) of the

NIH

and

Senti Biosciences, Inc.

hereinafter referred to as the “Licensee”,

having offices at 2 Corporate Drive, First Floor, South San Francisco, CA 94080,

created and operating under the laws of Delaware.

Tax ID No.: #81-2944208

For the IC internal use only:

License Number:

License Application Number: [***]

Serial Number(s) of Licensed Patent(s) or Patent Application(s):

(a)	US Provisional Patent Application No.: 62/342,394

HHS Ref. No.: E-133-2016-0-US-01

Filing Date: May 27, 2016

Current Status: Converted to PCT

(b)	PCT/US2017/034,691

HHS Ref. No.: E-133-2016-0-PCT-02

Filing Date: May 26, 2017

Current status: Expired

(c)	P Patent Application No.:17729627.4

HHS Ref. No.: E-133-2016-0-EP-03

Filing Date: December 11, 2018

Current status: Pending

(d)	US Patent Application No.: 16/304,552

HHS Ref. No.: E-133-2016-0-US-05

Filing Date: November 26, 2018

Current status: Pending

(e)	Australia Patent Application No.: 2017271606

HHS Ref. No.: E-133-2016-0-AU-06

Filing Date: November 13, 2018

Current status: Deferred

(f)	Canadian Patent Application No.: 3025516

HHS Ref. No.: E-133-2016-0-CA-07

Filing Date: November 23, 2018

Current status: Pending

(g)	Japan Patent Application No.: 2018-561669

HHS Ref. No.: E-133-2016-0-JP-08

Filing Date: November 22, 2018

Current status: Deferred

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention): N/A

Additional Remarks:

Public Benefit(s):

The public interest would be well served by an exclusive license for this technology since therapies are needed for the treatment of FLT3 expressing cancers, among which are AML with a mortality rate of 10,000 per year and five-year survival of only 25%, and ALL, specifically pediatric ALL, which is a rare disease and as a pediatric indication has inherent challenges in the development of new therapies.

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Benchmarks and Performance), Appendix E (Commercial Development Plan), Appendix F (Example Royalty Report), and Appendix G (Royalty Payment Options).

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The IC and the Licensee agree as follows:

1.	BACKGROUND

1.1	In the course of conducting biomedical and behavioral research, the IC investigators made inventions that may have commercial applicability.

1.2

The IC warrants that, by assignment of rights from the IC employees and other inventors, HHS, on behalf of the Government, solely owns the rights in the Licensed Patent Rights as of the effective date of this Agreement. HHS also owns any tangible embodiments of the inventions claimed therein actually reduced to practice by the IC. IC further warrants that to the best of its knowledge it has not granted and will not grant any licenses or rights within the Licensed Field of Use of this Agreement.

1.3	The Secretary of HHS has delegated to the IC the authority to enter into this Agreement for the licensing of rights to these inventions.

1.4	The IC desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.5	The Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

2.	DEFINITIONS

2.1

“Additional License” means an exclusive, co-exclusive or non-exclusive commercial license that includes the Licensed Patent Rights and is granted to a Third Party (“Additional Licensee”) who is responsible for paying a share of patent expenses. [***].

2.2

“Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee. For this purpose, the term “control” shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

2.3	“Benchmarks” mean the performance milestones that are set forth in Appendix D.

2.4

“Combination Product” means a product that contains a Licensed Product(s) and at least one other active therapeutic component or device other than a Licensed Product(s) that is not claimed or covered by the Licensed Patent Rights (“Other Product”).

2.5	“Commercial Development Plan” means the written commercialization plan attached as Appendix E.

2.6	“CRADA” means a Cooperative Research and Development Agreement.

2.7	“Fair Market Value” means the total amount or value expressed in U.S. dollars obtained by the Licensee through the transfer or sale of its assets.

2.8	“FDA” means the U.S. Food and Drug Administration, and any successor agency thereto.

2.9

“First Commercial Sale” means (a) with respect to a Licensed Product, the first sale by or on behalf of the Licensee or any of its Affiliates or its sublicensees of such Licensed Product to a Third Party (other than a sublicensee) for end use of such Licensed Product in a regulatory jurisdiction after regulatory approval has been granted for such Licensed Product in such regulatory jurisdiction or (b) the first practice of a Licensed Process by or on behalf of the Licensee or any of its Affiliates or its sublicensees for a Third Party (other than a sublicensee), in each case (a) and (b) in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

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2.10	“Government” means the Government of the United States of America.

2.11

“IND” means (a) an Investigational New Drug Application as defined in the Federal Food, Drug, and Cosmetic Act and applicable regulations promulgated thereunder by the FDA or (b) any similar application filed in a regulatory jurisdiction outside the U.S.

2.12

“Indication” means a class of human disease or condition for which a separate NDA (including any extensions or supplements) is required to be filed with the FDA. For clarity, if an NDA is approved for a Licensed Product in a particular Indication and patient population, a label expansion for such Licensed Product to include such Indication in a different patient population shall not be considered a separate Indication.

2.13	“Licensed Fields of Use” means the fields of use identified in Appendix B.

2.14	“Licensed Patent Rights” means:

(a)

Patent applications (including provisional patent applications and PCT patent applications) or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of these patents;

(b)	to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.14(a):

(i)	continuations-in-part of 2.14(a);

(ii)	all divisions and continuations of these continuations-in-part;

(iii)	all patents issuing from these continuations-in-part, divisions, and continuations;

(iv)	priority patent application(s) of 2.14(a); and

(v)	any reissues, reexaminations, and extensions of these patents;

(f)

to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.14(a): all counterpart foreign and U.S. patent applications and patents to 2.14(a) and 2.14(b), including those listed in Appendix A; and

(g)	Licensed Patent Rights shall not include 2.14(b) or 2.14(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.14(a).

2.8

“Licensed Processes” means processes which, in the course of being practiced, would be within the scope of one or more valid and unexpired claims of the Licensed Patent Rights in the country in which such processes are practiced that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction or revoked, disclaimed or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

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2.9

“Licensed Products” means tangible materials which, in the course of manufacture, use, sale, or importation, would be within the scope of one or more valid and unexpired claims of the Licensed Patent Rights in the country of such manufacture, use, sale, or import, as applicable, that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction or revoked, disclaimed or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

2.10	“Licensed Territory” means the geographical area identified in Appendix B.

2.11	“NDA” means a New Drug Application of a Licensed Product filed with the FDA that is required for marketing approval for such Licensed Product in the U.S.

2.12

“Net Sales” means, with respect to any Licensed Product or Licensed Process, the total gross receipts for sales of such Licensed Products or practice of such Licensed Processes by or on behalf of the Licensee or any of its Affiliates or its sublicensees to Third Parties, and from leasing, renting, or otherwise making Licensed Products available to Third Parties without sale or other dispositions, whether invoiced or not, less the following: [***]. No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by the Licensee, or any sublicensee, and on its payroll, or for the cost of collections. Notwithstanding the foregoing, sales among Licensee, its Affiliates, or their respective sublicensees shall not be included in the calculation of Net Sales, unless the purchaser is an end user of the Licensed Product or Licensed Process. The supply of Licensed Product or practice of Licensed Process as samples for charitable or promotional purposes, for use in non-clinical or clinical trials, or any test or other studies reasonably necessary to comply with any applicable laws, or as is otherwise normal and customary in the industry shall not be included in the computation of Net Sales.

2.13	“[***]” means [***].

2.14	“[***]” means [***].

2.15

“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

2.16	“Pro Rata Share” means one of the following:

(a)

in instances where the Additional License(s) granted by IC recover a pre-determined percentage of patent costs, [***] which recover a pre-determined percentage of patent costs. For example, if IC has granted an Additional License [***], then the Pro Rata Share would be [***];

(b)

in instances where the Additional Licenses granted by IC recover a full pro rata share of patent prosecution costs, [***] granted by IC which recover a full pro rata share of patent prosecution costs [***] granted by IC which recover a full pro rata share of patent prosecution costs. For example, if IC has granted [***] which recover a full pro rata share of patent prosecution costs, then the Pro Rata Share would be, [***], or [***]; or

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(c)

in instances where the Additional Licenses are granted according to the definition of both 2.23(a) and 2.23(b), the Pro Rata Share paid by Licensee will be the value derived from the Pro Rata Share [***] the value derived from the Pro Rata Share [***]. For example, if two (2) Additional Licenses are granted wherein one (1) Additional License recovers [***] of patent prosecution costs and one (1) Additional License recovers a full pro rata share of patent prosecution costs, the Pro Rata Share would be ([***]).

2.4	“[***]” means, with respect to [***].

2.5	“[***]” means [***].

2.6

“Research License” means a nontransferable, nonexclusive license to make and to use the Licensed Products or the Licensed Processes as defined by the Licensed Patent Rights for purposes of internal research and not for purposes of commercial manufacture or distribution or in lieu of purchase.

2.7

“Sublicensing Revenue” means the Fair Market Value of any consideration actually received by Licensee from a Third Party as consideration for the grant of rights to such Third Party under the Licensed Patent Rights. Sublicensing Revenue includes upfront fees, license maintenance fees, and milestone payments, and other payments received by Licensee in consideration for any rights granted to Licensed Patent Rights under a sublicense agreement, but excludes [***]. If Licensee receives any payments from a sublicensee in consideration for the grant of a sublicense under the Licensed Patent Rights and under other intellectual property licensed to such sublicensee, Licensee shall fairly allocate such amounts among all licensed intellectual property, and only the portion allocated to the Licensed Patent Rights will be included in Sublicensing Revenue. Any dispute between the parties related to the allocation of Sublicensing Revenue will be resolved in accordance with Paragraph 14.5.

2.8	“Third Party” means a person or entity other than (i) Licensee or any of its Affiliates or sublicensees and (ii) IC.

3.	GRANT OF RIGHTS

3.1

The IC hereby grants and the Licensee accepts, subject to the terms and conditions of this Agreement, an exclusive license under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import any Licensed Products in the Licensed Fields of Use—Exclusive (I in Appendix B) and to practice and have practiced any Licensed Process(es) in the Licensed Fields of Use—Exclusive (I in Appendix B).

3.2

The IC hereby grants and the Licensee accepts, subject to the terms and conditions of this Agreement, a co-exclusive license under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import any Licensed Products in the Licensed Fields of Use – Co-Exclusive (II in Appendix B) and to practice and have practiced any Licensed Processes in the Licensed Fields of Use – Co-Exclusive (II in Appendix B). IC shall only grant one (1) other co-exclusive license under the Licensed Patent Rights in the Licensed Fields of Use – Co-Exclusive (II in Appendix B) in the Licensed Territory to one (1) Additional Licensee (“Co-Exclusive Licensee”). Upon termination of such co-exclusive license to the Co-Exclusive Licensee, IC shall promptly notify Licensee.

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3.3

If IC receives a license application with a complete commercial development plan from a Third Party for commercial development of a Licensed Product(s) or Licensed Processes in the Licensed Fields of Use, as they pertain to Licensed Patent Rights for which the proposed commercial development is not reasonably addressed in Licensee’s then-current Commercial Development Plan, IC shall notify Licensee, in writing, of the existence of the Third Party’s license application, identifying the scientific, clinical or technical basis for its belief that such commercial development should occur. Upon receipt of such written notice, Licensee shall either: (a) within [***] amend its Commercial Development Plan in a manner reasonably acceptable to IC to include a clinical research and development program for the proposed Third Party’s commercial development of said Licensed Product(s) or Licensed Processes including revised Benchmarks, acceptance of said amendment to said Commercial Development Plan by IC shall take into account Licensee’s ongoing efforts and normal drug development standards for obtaining FDA approval for multiple Indication prophylactic and therapeutic products; or (b) amend its Commercial Development Plan within [***] in a manner reasonably acceptable to IC to include an offer to enter into a commercially reasonable and customary joint pre-clinical research and development program with the Third Party for the proposed Third Party’s commercial development of said Licensed Product(s) or Licensed Processes; or (c) within [***] initiate negotiations to grant a sublicense under commercially reasonable and customary terms to said Third Party under Licensed Patent Rights; or both (b) and (c). If Licensee does not (a) amend its Commercial Development Plan in a manner reasonably acceptable to IC to include a clinical research and development program for the proposed commercial development of said Licensed Product(s) or Licensed Processes of such Third Party including revised Benchmarks; or (b) amend its Commercial Development Plan in a manner reasonably acceptable to IC to include a joint pre-clinical research and development program with the Third Party for the proposed commercial development of said Licensed Product(s) or Licensed Processes; or (c) grant a sublicense within [***] under commercially reasonable terms to said Third Party under Licensed Patent Rights, for such commercial development; or both (b) and (c), IC shall [***], or [***], and IC shall [***].

3.4

This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the IC other than the Licensed Patent Rights regardless of whether these patents are dominant or subordinate to the Licensed Patent Rights.

4.	SUBLICENSING

4.1

[***], the Licensee may enter into sublicensing agreements under the Licensed Patent Rights; provided that (a) the IC shall review and [***] within [***] following the receipt of Licensee’s notice therefor, (b) the IC shall [***] of the sublicense agreement, and (c) if the IC does [***] sublicensing agreement within the [***] period, the IC shall [***] sublicensing agreement and the Licensee shall have the right to enter into such sublicensing agreement.

4.2

The Licensee agrees that any sublicenses granted by it shall provide that the obligations to the IC of Paragraphs 5.1-5.4, 8.1, 10.1, 10.2, 12.5, and 13.8-13.10 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement, to the extent applicable to the scope of the sublicense. The Licensee further agrees to attach copies of these Paragraphs to all sublicense agreements.

4.3

Any sublicenses granted by the Licensee shall provide for the termination of the sublicense, or the conversion to a license directly between the sublicensees and the IC, at the option of the sublicensee, upon termination of this Agreement under Article 13. This conversion is subject to the IC approval (not to be unreasonably withheld, conditioned, or delayed) and contingent upon acceptance by the sublicensee of the remaining provisions of this Agreement, to the extent applicable to the scope of the sublicense.

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4.4

The Licensee agrees to forward to the IC a complete copy (which may be redacted by Licensee to remove Licensee’s or any sublicensee’s confidential information and/or know-how, but not for any redaction of financial or commercial terms of any sublicense agreement necessary for review to ensure Licensee’s or any sublicensee’s compliance with its obligations under this Agreement) of each fully executed sublicense agreement postmarked within [***] of the execution of the agreement; provided that Licensee may redact any commercially sensitive information which is not necessary for the IC to confirm (a) such sublicense agreement’s compliance with the terms of this Agreement or (b) the sublicensing royalties due under this Agreement. To the extent permitted by law, the IC agrees to maintain each sublicense agreement in confidence.

5.	STATUTORY AND NIH REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1	(a)

the IC reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory. Prior to the First Commercial Sale, at the IC’s reasonable request and to the extent available, the Licensee agrees to provide the IC with reasonable quantities of the Licensed Products or materials made through the Licensed Processes for IC internal, pre-clinical research use only; provided that IC may be responsible for reimbursing Licensee for the cost and expense to manufacture and supply such Licensed Products and/or materials. IC may not transfer any such Licensed Products or materials supplied pursuant to this Paragraph 5.1(a) to any organization, entity, or governmental agency other than IC without the prior written consent of Licensee; and

(b)

in the event that the Licensed Patent Rights are Subject Inventions made under CRADA, the Licensee grants to the Government, pursuant to 15 U.S.C. §3710a(b)(1)(A), a nonexclusive, nontransferable, irrevocable, paid-up license to practice the Licensed Patent Rights or have the Licensed Patent Rights practiced throughout the world by or on behalf of the Government. In the exercise of this license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. §552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party. Prior to the First Commercial Sale, at the IC’s request and to the extent available, the Licensee agrees to provide the IC with reasonable quantities of the Licensed Products or materials made through the Licensed Processes for IC internal research use only; provided that IC may be responsible for reimbursing Licensee for the cost and expense to manufacture and supply such Licensed Products and/or materials. IC may not transfer any such Licensed Products or materials supplied pursuant to this Paragraph 5.1(b) to any organization, entity, or governmental agency other than IC without the prior written consent of Licensee.

5.2

To the extent required under 35 U.S.C. §204, as amended, the Licensee agrees that products used or sold in the United States embodying the Licensed Products or produced through use of the Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the IC.

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5.3

The Licensee acknowledges that the IC may enter into future CRADAs under the Federal Technology Transfer Act of 1986 that relate to the subject matter of this Agreement. The Licensee agrees not to unreasonably deny requests for a Research License from future collaborators with the IC when acquiring these rights is necessary in order to make a CRADA project feasible. The IC shall notify Licensee of any such CRADA and Licensee may request an opportunity to join as a party to the proposed CRADA.

5.4	(a)

in addition to the reserved license of Paragraph 5.1, the IC reserves the right to grant Research Licenses directly or to require the Licensee to grant Research Licenses on reasonable terms. The purpose of these Research Licenses is to encourage basic research, whether conducted at an academic or corporate facility. In order to safeguard the Licensed Patent Rights, however, the IC shall consult with the Licensee and (i) the IC shall give the Licensee advance written notice to which the IC proposes to grant a Research License, (ii) the IC shall provide the Licensee reasonable opportunity to raise objections thereto and comment thereon, to be provided within [***], and (iii) the IC shall consult with the Licensee to consider in good faith the objections and comments of the Licensee, before granting to commercial entities a Research License or providing to them research samples of materials made through the Licensed Processes; and

(b)

in exceptional circumstances, and in the event that the Licensed Patent Rights are Subject Inventions made under a CRADA, the Government, pursuant to 15 U.S.C. §3710a(b)(1)(B), retains the right to require the Licensee to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the Licensed Patent Rights in the Licensed Field of Use on terms that are reasonable under the circumstances, or if the Licensee fails to grant this license, the Government retains the right to grant the license itself. The exercise of these rights by the Government shall only be in exceptional circumstances and only if the Government determines:

(i)	the action is necessary to meet health or safety needs that are not reasonably satisfied by the Licensee;

(ii)	the action is necessary to meet requirements for public use specified by Federal regulations, and these requirements are not reasonably satisfied by the Licensee; or

(iii)	the Licensee has failed to comply with an agreement containing provisions described in 15 U.S.C. §3710a(c)(4)(B); and

(c)	the determination made by the Government under this Paragraph 5.4 is subject to administrative appeal and judicial review under 35 U.S.C. §203(b).

6.	ROYALTIES AND REIMBURSEMENT

6.1	The Licensee agrees to pay the IC a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.

6.2	The Licensee agrees to pay the IC a nonrefundable minimum annual royalty as set forth in Appendix C.

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6.3	The Licensee agrees to pay the IC earned royalties as set forth in Appendix C.

6.4	The Licensee agrees to pay the IC benchmark royalties as set forth in Appendix C.

6.5	The Licensee agrees to pay the IC sublicensing royalties as set forth in Appendix C.

6.6

A patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing earned royalty payments in any given country on the earliest of the dates that:

(a)	the application has been abandoned and not continued;

(b)	the patent expires or irrevocably lapses or has been revoked, disclaimed or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; or

(c)	the patent has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

6.4	No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.

6.5

On sales of the Licensed Products by the Licensee made in other than an arm’s-length transaction, the value of the Net Sales attributed under this Article 6 to this transaction shall be that which would have been received in an arm’s-length transaction in the same country, based on sales of like quantity and quality products in the same country on or about the time of this transaction.

6.6

The IC shall use reasonable efforts to require any Third Party obtaining an exclusive, co-exclusive or non-exclusive license under the Licensed Patent Rights pursuant to an Additional License to pay a Pro Rata Share of unreimbursed patent expenses for the Licensed Patent Rights that are paid by the IC prior to the effective date of this Agreement, pursuant to similar terms to those set forth for Licensee hereunder. With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the IC prior to the effective date of this Agreement, the Licensee shall pay the IC, as an additional royalty, within [***] of the IC’s submission of a statement and request for payment to the Licensee, an amount equivalent to [***] percent ([***]%) of these expenses previously paid by the IC. As of the [***], and subject to change prior to the effective date of this Agreement, the total of such patent expenses equals approximately $[***].

6.7

The IC shall use reasonable efforts to require any Third Party obtaining an exclusive, co-exclusive or non-exclusive license under the Licensed Patent Rights pursuant to an Additional License to pay a Pro Rata Share of patent expenses for the Licensed Patent Rights that are paid by the IC on or after to the effective date of this Agreement, pursuant to similar terms to those set forth for Licensee hereunder. With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the IC on or after the effective date of this Agreement, the IC, at its sole option, may require the Licensee:

(a)

to pay the IC on an annual basis, within [***] of the IC’s submission of a statement and request for payment, a royalty amount equivalent to the Pro Rata Share of these unreimbursed expenses paid during the previous calendar year(s);

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(b)

to pay the Pro Rata Share of these unreimbursed expenses directly to the law firm employed by the IC to handle these functions. However, in this event, the IC and not the Licensee shall be the client of the law firm; or

(c)

in limited circumstances, the Licensee may be given the right, but not the obligation, to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included with the Licensed Patent Rights. In that event, the Licensee shall directly pay the attorneys or agents engaged to prepare, file, prosecute, or maintain these patent applications or patents and shall provide the IC with copies of each invoice associated with these services as well as documentation that these invoices have been paid.

6.4

The IC agrees, upon written request, to provide the Licensee with summaries of patent prosecution invoices for which the IC has requested payment from the Licensee under Paragraphs 6.9 and 6.10. The Licensee agrees that all information provided by the IC related to patent prosecution costs shall be treated as confidential commercial information and shall not be released to a Third Party except as required by law or a court of competent jurisdiction.

6.5

The Licensee may elect to surrender its rights in any country of the Licensed Territory under any of the Licensed Patent Rights upon [***] written notice to the IC and owe no payment obligation under Paragraph 6.10 for patent-related expenses paid in that country after [***] of the effective date of the written notice.

7.	PATENT FILING, PROSECUTION, AND MAINTENANCE

7.1

Except as otherwise provided in this Article 7, the IC agrees to take responsibility for, but to consult with, the Licensee in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and shall furnish copies of relevant patent-related documents to the Licensee, including drafts of any substantive filing or response. IC shall provide relevant patent-related documents and drafts at least [***] in advance of intended submission and shall reasonably consider and implement Licensee’s comments thereto.

7.2

If the IC decides not to prepare, file, prosecute, or maintain any patent applications or patents included in the Licensed Patent Rights, and Licensee is in good standing on the payment of patent reimbursement royalties, the IC shall notify Licensee at least [***] prior to any filing, payment, or other deadlines. In such case, the Licensee and any Third Party to an Additional License (e.g. the Co-Exclusive Licensee) that is in good standing on the payment of patent reimbursement royalties shall promptly discuss which party shall have the first right, but not the obligation, to assume, at its own expense, the responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in such Licensed Patent Rights. If Licensee assumes such responsibility, it shall, on an ongoing basis, promptly furnish copies of all patent-related documents to the IC. In this event, the Licensee shall, subject to the prior approval of the IC, select registered patent attorneys or patent agents to provide these services on behalf of the Licensee and the IC. The IC shall provide appropriate powers of attorney and other documents necessary to undertake this action to the patent attorneys or patent agents providing these services. The Licensee and its attorneys or agents shall consult with the IC in all aspects of the preparation, filing, prosecution and maintenance of patent applications and patents included within the Licensed Patent Rights and shall provide the IC sufficient opportunity to comment on any document that the Licensee intends to file or to cause to be filed with the relevant intellectual property or patent office.

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7.3

Each party shall promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance of the Licensed Patent Rights, and permit each other to provide comments and suggestions with respect to the preparation, filing, prosecution, and maintenance of the Licensed Patent Rights, which comments and suggestions shall be considered by the other party.

8.	RECORD KEEPING

8.1

The Licensee agrees to keep accurate and correct records of the Licensed Products made, used, sold, or imported and the Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due the IC. These records shall be retained for at least [***] following a given reporting period and shall be available during normal business hours for inspection, at the expense of the IC, by an accountant or other designated auditor selected by the IC and reasonably acceptable to Licensee for the sole purpose of verifying reports and royalty payments hereunder. The IC may conduct such audits no more than once per calendar year and may inspect records from a particular reporting period only once. The accountant or auditor shall sign Licensee’s standard confidentiality agreement prior to the inspection and shall only disclose to the IC information relating to the accuracy of reports and royalty payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess of [***] for any [***] period, then the Licensee shall reimburse the IC for the cost of the inspection at the time the Licensee pays the unreported royalties, including any additional royalties as required by Paragraph 9.8. All royalty payments required under this Paragraph shall be due within [***] of the date the IC provides to the Licensee notice of the payment due. If any inspection shows an overpayment by Licensee for any period, then Licensee shall be permitted to credit the amount of such overpayment against any future amounts owed by Licensee under this Agreement.

9.	REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS

9.1

Prior to signing this Agreement, the Licensee has provided the IC with the Commercial Development Plan in Appendix E, under which the Licensee intends to develop the Licensed Products or Licensed Processes with the intent of achieving the Practical Application. This Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this plan, performance Benchmarks are determined as specified in Appendix D.

9.2

The Licensee shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for the Licensed Fields of Use within [***] after December 31 of each calendar year. These progress reports shall include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacture and status of sublicensing, marketing, importing, and sales during the preceding calendar year, as well as, plans for the present calendar year. The IC also encourages these reports to include information on any of the Licensee’s public service activities that relate to the Licensed Patent Rights. If [***], the Licensee shall [***]. In any annual report, the Licensee may propose amendments to the Commercial Development Plan, acceptance of which by the IC may not be denied unreasonably. The Licensee agrees to [***] by the IC to evaluate the Licensee’s performance under this Agreement. The Licensee may amend the Benchmarks at any time upon written approval by the IC. The IC shall not unreasonably withhold, condition or delay approval of any request of the Licensee to amend the Commercial Development Plan, including the Benchmarks, and to extend the time periods of the Benchmarks if the request is supported by a reasonable showing by the Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of Practical Application as defined in 37 C.F.R. §404.3(d). The Licensee shall [***] in the plan originally submitted.

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9.3	The Licensee shall report to the IC the dates for achieving Benchmarks specified in Appendix D and the First Commercial Sale in each country in the Licensed Territory within [***] of such occurrences.

9.4

The Licensee shall submit to the IC, within [***] after each calendar half-year ending June 30 and December 31, a royalty report, as described in the example in Appendix F, setting forth for the preceding half-year period the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of the Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due. With each royalty report, the Licensee shall submit payment of earned royalties due. If no earned royalties are due to the IC for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of the Licensee and shall include a listing of all deductions made under Paragraph 2.19 to determine Net Sales made under Article 6 to determine royalties due. The royalty report shall also [***] for the Licensed Product(s) sold in the United States.

9.5

The Licensee agrees to forward semi-annually to the IC a copy of the relevant portion of these reports received by the Licensee from its sublicensees during the preceding half-year period as shall be pertinent to a royalty accounting to the IC by the Licensee for activities under the sublicense.

9.6

Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee. The royalty report required by Paragraph 9.4 shall be mailed to the IC at its address for Agreement Notices indicated on the Signature Page.

9.7

The Licensee shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay the tax and be responsible for all filings with appropriate agencies of foreign governments.

9.8

Additional royalties may be assessed by the IC on any payment that is more than [***] overdue at the rate of [***] per month. This [***] per month rate may be applied retroactively from the original due date until the date of receipt by the IC of the overdue payment and additional royalties. The payment of any such additional royalties shall not prevent the IC from exercising any other rights it may have as a consequence of the lateness of any payment.

9.9

All plans and reports required by this Article 9 and marked “confidential” by the Licensee shall, to the extent permitted by law, be treated by the IC as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by the IC under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 C.F.R. §5.65(d).

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10.	PERFORMANCE

10.1

The Licensee shall use its reasonable commercial efforts to bring the Licensed Products and the Licensed Processes to Practical Application. “Reasonable commercial efforts” for the purposes of this provision shall include reasonable efforts to adhere to the Commercial Development Plan in Appendix E and to perform the Benchmarks in Appendix D. The efforts of any Affiliate or a sublicensee shall be considered the efforts of the Licensee.

10.2

Upon the First Commercial Sale, until the expiration or termination of this Agreement, the Licensee shall use its reasonable commercial efforts to make the Licensed Products and the Licensed Processes reasonably accessible to the United States public.

10.3

The Licensee agrees, after its First Commercial Sale, to make commercially reasonable quantities of the Licensed Products or materials produced through the use of the Licensed Processes available to patient assistance programs in the U.S., if applicable.

10.4

The Licensee agrees, after its First Commercial Sale and as part of its marketing and product promotion, to develop educational materials (e.g., brochures, website, etc.) directed to patients and physicians detailing the Licensed Products or medical aspects of the prophylactic and therapeutic uses of the Licensed Products.

10.5

The Licensee agrees to supply upon the IC’s request, to the Mailing Address for Agreement Notices indicated on the Signature Page, the Office of Technology Transfer, NIH with inert samples of the Licensed Products or the Licensed Processes or their packaging for educational and display purposes only.

11.	INFRINGEMENT AND PATENT ENFORCEMENT

11.1

The IC and the Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights in the Licensed Field of Use – Exclusive or the Licensed Field of Use – Co-Exclusive, as well as, any facts which would be reasonably expected to affect the validity, scope, or enforceability of the Licensed Patent Rights of which either party becomes aware.

11.2

Upon the IC or Licensee’s receipt of a notice with respect to infringement or possible infringement of the Licensed Patent Rights in the Licensed Field of Use – Exclusive in accordance with Paragraph 11.1, pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29, the Licensee may:

(a)	bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the Licensed Patent Rights;

(b)	in any suit, enjoin infringement and collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; or

(c)

settle any claim or suit for infringement of the Licensed Patent Rights provided, however, that Licensee may not enter into any settlement that admits the invalidity of any Licensed Patent Rights without the prior written consent of the IC. The IC and appropriate Government authorities shall have the first right to take such actions in consultation with Licensee, and shall account to Licensee all collected damages, profits, payments, and rewards; and; and

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(d)

if the Licensee desires to initiate a suit for patent infringement, the Licensee shall notify the IC in writing. If the IC does not notify the Licensee of its intent to pursue legal action within [***], the Licensee shall be free to initiate suit. The IC shall have a continuing right to intervene in the suit. The Licensee shall take no action to compel the Government either to initiate or to join in any suit for patent infringement. The Licensee may request the Government to initiate or join in any suit if necessary to avoid dismissal of the suit. Should the Government be made a party to any suit, [***] any reasonable costs, expenses, or fees which the Government incurs as a result of the motion or other action. In all cases, the Licensee agrees to keep the IC reasonably apprised of the status and progress of any such litigation. Before the Licensee commences an infringement action, the Licensee shall notify the IC and give careful consideration to the views of the IC and to any potential effects of the litigation on the public health in deciding whether to bring suit. Licensee shall have the right to be represented by its own counsel, at its own expense, in any such suit brought by the IC.

11.5

Upon the IC or Licensee’s receipt of a notice with respect to infringement or possible infringement of the Licensed Patent Rights in the Licensed Field of Use – Co-Exclusive in accordance with Paragraph 11.1, and if the IC and appropriate Government authorities have elected not to not to take action, the Licensee and the Co-Exclusive Licensee shall promptly discuss to determine which party shall have the right, but not the obligation, to assume, at its own expense, the responsibility for the enforcement of such Licensed Patent Rights. If (a) Licensee assumes such responsibility, it shall have the right to enforce the Licensed Patent Rights under the terms and conditions set forth in Paragraphs 11.2(a)-11.2(d), mutatis mutandis; and (b) the Co-Exclusive Licensee or any other Third Party assumes such responsibility, Licensee shall have the right (i) to join such enforcement action at it sole cost and expense, and (ii) if the Co-Exclusive Licensee does not bring an enforcement action within [***] following such determination, to commence such action to enforce the Licensed Patent Rights under the terms and conditions set forth in Paragraphs 11.2(a)-11.2(d), mutatis mutandis.

11.6

In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Licensed Patent Rights shall be brought against the Licensee or raised by way of counterclaim or affirmative defense in an infringement suit brought by the Licensee under Paragraph 11.2, pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29 or other statutes, the Licensee may:

(a)	defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the Licensed Patent Rights;

(b)	in any suit, ultimately to enjoin infringement and to collect for its use, damages, profits, and award of whatever nature recoverable for the infringement; and

(c)

settle any claim or suit for declaratory judgment involving the Licensed Patent Rights, provided, however, that Licensee may not enter into any settlement that admits the invalidity of any Licensed Patent Rights without the prior written consent of the IC. The IC and appropriate Government authorities shall have the first right to take these actions and shall have a continuing right to intervene in the suit; and

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(d)

if the IC does not notify the Licensee of its intent to respond to the legal action within a reasonable time, the Licensee shall be free to do so. The Licensee shall take no action to compel the Government either to initiate or to join in any declaratory judgment action. The Licensee may request the Government to initiate or to join any such suit if necessary to avoid dismissal of the suit. Should the Government be made a party to any such suit by motion or any other action of the Licensee, the Licensee shall reimburse the Government for any reasonable costs, expenses, or fees, which the Government incurs as a result of the motion or other action. If the Licensee elects not to defend against the declaratory judgment action, the IC, at its option, may do so at its own expense. Licensee shall have the right to be represented by its own counsel, at its own expense, in any such defense by the IC. In all cases, the Licensee agrees to keep the IC reasonably apprised of the status and progress of any litigation. Before the Licensee commences an infringement action, the Licensee shall notify the IC and give careful consideration to the views of the IC and to any potential effects of the litigation on the public health in deciding whether to bring suit.

11.5

In any action brought by Licensee under Paragraphs 11.2, 11.3 or 11.4, the expenses incurred by Licensee, including costs, fees, attorney fees, and disbursements, shall be paid by the Licensee. The value of any recovery made by the Licensee through court judgment or settlement, after reimbursing Licensee’s expenses incurred in such action, shall be [***].

11.6

The IC shall cooperate fully with the Licensee in connection with any action under Paragraphs 11.2, 11.3 or 11.4. The IC agrees promptly to provide access to all necessary documents and to render reasonable assistance in response to a request by the Licensee.

12.	NEGATION OF WARRANTIES AND INDEMNIFICATION

12.1	The IC offers no warranties other than those specified in Article 1.

12.2

The IC does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of a Third Party.

12.3

THE IC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

12.4	The IC does not represent that it shall commence legal actions against any Third Party infringing the Licensed Patent Rights.

12.5

The Licensee shall indemnify and hold the IC, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage resulting from Third Party claims or demands to the extent arising out of:

(a)	the use by or on behalf of the Licensee, its sublicensees, directors or employees of any Licensed Patent Rights; or

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(b)

the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by the Licensee, or other products or processes developed by Licensee or its sublicensees in connection with or arising out of the Licensed Patent Rights.

except in each case of (a) and (b) to the extent arising out of the IC’s breach of this Agreement or the gross negligence or willful misconduct of the IC or any its employees, students, fellows, agents, or consultants.

12.3	The Licensee agrees to maintain a liability insurance program consistent with sound business practice.

13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.1

This Agreement is effective when signed by all parties, unless the provisions of Paragraph 14.16 are not fulfilled, and shall extend, on a Licensed Product-by-Licensed Product (or Licensed Process-by-Licensed Process) and country-by-country basis, to the expiration of the last to expire of the Licensed Patent Rights that claims such Licensed Product (or Licensed Process) in such country unless sooner terminated as provided in this Article 13.

13.2

In the event that the Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Paragraph 13.5, and if the default has not been remedied within ninety (90) days after the date of notice in writing of the default, the IC may terminate this Agreement by written notice and pursue outstanding royalties owed through procedures provided by the Federal Debt Collection Act.

13.3

In the event that the Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a Third Party’s intention to file an involuntary petition in bankruptcy, the Licensee shall immediately notify the IC in writing.

13.4	The Licensee shall have a unilateral right to terminate this Agreement or any licenses in any country or territory by giving the IC sixty (60) days written notice to that effect.

13.5	The IC shall specifically have the right to terminate or modify, at its option, this Agreement, if the IC reasonably determines that the Licensee:

(a)

is not using commercially reasonable efforts to execute the Commercial Development Plan submitted with its request for a license, as may be amended pursuant to Paragraph 9.2, and the Licensee cannot otherwise demonstrate to the IC’s satisfaction that the Licensee has taken, or can be expected to take within a reasonable time, effective steps to achieve the Practical Application of the Licensed Products or the Licensed Processes;

(b)	has not used commercially reasonable efforts to achieve the Benchmarks as may be modified under Paragraph 9.2;

(c)	has willfully made a false statement of, or willfully omitted a material fact in the license application or in any report required by this Agreement;

(d)	has committed a material breach of a covenant or agreement contained in this Agreement;

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(e)	is not keeping the Licensed Products or the Licensed Processes reasonably available to the public after commercial use commences; or

(f)	cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.2 unless waived.

13.7

In making the determination referenced in Paragraph 13.5, the IC shall take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by the Licensee under Paragraph 9.2. Prior to invoking termination or modification of this Agreement under Paragraph 13.5, the IC shall give written notice to the Licensee providing the Licensee specific notice of, and a ninety (90) day opportunity to respond to, the IC’s concerns as to the items referenced in 13.5(a)-13.5(f). If the Licensee fails to alleviate the IC’s concerns as to the items referenced in 13.5(a)-13.5(f) or fails to develop a corrective action plan and initiate such corrective action plan to the IC’s satisfaction, the IC may terminate this Agreement.

13.8

When the public health and safety so require, and after written notice to the Licensee providing the Licensee a [***] opportunity to respond, the IC shall have the right to require the Licensee to grant sublicenses to responsible applicants, on reasonable terms, in any Licensed Fields of Use under the Licensed Patent Rights, unless the Licensee can reasonably demonstrate that the granting of the sublicense would not materially increase the availability to the public of the subject matter of the Licensed Patent Rights. The IC shall not require the granting of a sublicense unless the responsible applicant has first negotiated in good faith with the Licensee.

13.9

The IC reserves the right according to 35 U.S.C. §209(d)(3) to terminate or modify this Agreement if it is determined that this action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the Licensee.

13.10

Within [***] of receipt of written notice of the IC’s [***] to modify or terminate this Agreement, the Licensee may, consistent with the provisions of 37 C.F.R. §404.11, appeal the decision by written submission to the designated IC official or designee. The decision of the designated IC official or designee shall be the final agency decision. The Licensee may thereafter exercise any and all administrative or judicial remedies that may be available.

13.11

Within [***] of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by the Licensee. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expenses, due to the IC shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with the IC pursuant to Paragraph 4.3. Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement, the Licensee shall return all Licensed Products or other IC-provided materials included within the Licensed Patent Rights to the IC or provide the IC with written certification of the destruction thereof. The Licensee may not be granted additional IC licenses if the final reporting requirement is not fulfilled.

14.	GENERAL PROVISIONS

14.1

Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by such party or excuse a similar subsequent failure to perform any of these terms or conditions by the other party.

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14.2

This Agreement constitutes the entire agreement between the parties relating to the subject matter of the Licensed Patent Rights, the Licensed Products and the Licensed Processes, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

14.3

The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

14.4

If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.5	The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

14.6

All Agreement notices required or permitted by this Agreement shall be in writing and given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the following Signature Page, or to another address as may be designated in writing by such other party. Agreement notices shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

14.7

This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court), except to the Licensee’s Affiliate(s) (for which the consent of IC shall not be required), without the prior written consent of the IC, not to be unreasonably withheld, conditioned or delayed. For any assignment other than to an Affiliate the IC will have a period of [***] from the date that it receives written notice from the Licensee of a proposed assignment, to approve or reject the proposed assignment and such approval shall not be unreasonably withheld; the approval or rejection must be in writing and delivered to Licensee’s official address for Agreement notices. If the IC does not reject the proposed assignment within the [***] period, the IC shall be deemed to have given its approval of such assignment and the Licensee shall have the right to enter into such assignment agreement. The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable. In the event that the IC approves a proposed assignment, the Licensee shall [***] for any assignment of this Agreement, within [***] of the assignment (it being understood that [***]).

14.8

The Licensee agrees in its use of any IC-supplied materials to comply with all applicable statutes, regulations, and guidelines, including NIH and HHS regulations and guidelines. The Licensee agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R. Part 46. The Licensee agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying the IC, in writing, of the research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to the IC of such research involving human subjects or clinical trials outside of the United States shall be given no later than [***] prior to commencement of the research or trials.

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14.9

The Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of these items may require a license from the appropriate agency of the U.S. Government or written assurances by the Licensee that it shall not export these items to certain foreign countries without prior approval of this agency. The IC neither represents that a license is or is not required or that, if required, it shall be issued.

14.10

The Licensee agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status, to the extent required by applicable laws. All the Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in a manner necessary to preserve the IC’s patent rights in those countries.

14.11

By entering into this Agreement, the IC does not directly or indirectly endorse any product or service provided, or to be provided, by the Licensee whether directly or indirectly related to this Agreement. The Licensee shall not state or imply that this Agreement is an endorsement by the Government, the IC, any other Government organizational unit, or any Government employee. Additionally, the Licensee shall not use the names of the IC, the FDA, the HHS or the Government or their employees in any advertising, promotional, or sales literature without the prior written approval of the IC.

14.12

The parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13. The Licensee agrees first to appeal any unsettled claims or controversies to the designated IC official, or designee, whose decision shall be considered the final agency decision. Thereafter, the Licensee may exercise any administrative or judicial remedies that may be available.

14.13

Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 C.F.R. Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.14

Any formal recordation of this Agreement required by the laws of any Licensed Territory as a prerequisite to enforceability of the Agreement in the courts of any foreign jurisdiction or for other reasons shall be carried out by the Licensee at its expense, and appropriately verified proof of recordation shall be promptly furnished to the IC.

14.15

Paragraphs 2.14-2.16, 2.28, 4.3, 8.1, 9.5-9.8 (solely with respect to payments incurred but not yet paid prior to the effective date of expiration or termination), 12.1-12.5, 13.9, 13.10, 14.12 and 14.15 of this Agreement shall survive termination of this Agreement.

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14.16

The terms and conditions of this Agreement shall, at the IC’s sole option, be considered by the IC to be withdrawn from the Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by the IC within [***] from the date of the IC’s signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

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NIH PATENT LICENSE AGREEMENT – EXCLUSIVE

SIGNATURE PAGE

For the IC:

/s/ Richard U. Rodriguez-S	7-20-20
Richard U. Rodriguez	Date
Associate Director
Technology Transfer Center
National Cancer Institute
National Institutes of Health

Mailing Address or E-mail Address for Agreement notices and reports:

License Compliance and Administration

Monitoring & Enforcement

Office of Technology Transfer

National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mail.nih.gov

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For the Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

by:

/s/ Curt Herberts	7/25/2020
Signature of Authorized Official	Date

Curt Herberts
Printed Name

CFO and CBO
Title

I.	Official and Mailing Address for Agreement notices:

[***]
Name

[***]
Title

Mailing Address

[***]

Email Address: [***]

Phone: [***]

II.	Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments)

[***]
Name

[***]
Title

Mailing Address:

[***]

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Email Address: [***]

Phone: [***]

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

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APPENDIX A – PATENT(S) OR PATENT APPLICATION(S)

Patent(s) or Patent Application(s):

(a)	US Provisional Patent Application No.: 62/342,394 [HHS Ref. No.: E-133-2016-0-US-01]

Filing Date: May 27, 2016

(b)	PCT/US2017/034,691 [HHS Ref. No.: E-133-2016-0-PCT-02]

Filing Date: May 26, 2017

(c)	EP Patent Application No.:17729627.4 [HHS Ref. No.: E-133-2016-0-EP-03]

Filing Date: December 11, 2018

(d)	US Patent Application No.: 16/304,552 [HHS Ref. No.: E-133-2016-0-US-05]

Filing Date: November 26, 2018

(e)	Australia Patent Application No.: 2017271606 [HHS Ref. No.: E-133-2016-0-AU-06

Filing Date: November 13, 2018

(f)	Canadian Patent Application No.: 3025516 [HHS Ref. No.: E-133-2016-0-CA-07]

Filing Date: November 23, 2018

(g)	Japan Patent Application No.: 2018-561669 [HHS Ref. No.: E-133-2016-0-JP-08]

Filing Date: November 22, 2018

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APPENDIX B – LICENSED FIELDS OF USE AND TERRITORY

I.	Licensed Fields of Use – Exclusive:

The development of a universal or split chimeric antigen receptor (CAR)-based immunotherapy using autologous or allogeneic human lymphocytes (T cells or NK cells) transduced with lentiviral vectors, for the prophylaxis or treatment of cancers expressing FMS-like tyrosine kinase 3 (FLT3; also known as CD135), wherein the CAR construct binds to the FLT3-binding domain referenced as NC7 in the invention, but NC7 is not included in the CAR construct, and in any case excluding FLT3-specific CAR -based immunotherapies wherein the CAR construct comprises the FLT3-binding domain referenced as NC7 in the invention as well as an intracellular signaling domain.

II.	Licensed Fields of Use – Co-Exclusive

(a)

The development of a multi-specific FLT3 CAR-based immunotherapy using autologous or allogeneic human lymphocytes (T cells or NK cells) transduced with lentiviral vectors, wherein the viral transduction leads to the expression of a CAR that targets FLT3 (comprised of the FLT3-binding domain referenced as NC7 in the invention as well as an intracellular signaling domain), for the prophylaxis or treatment of FLT3-expressing cancers. [***]

(b)

The development of a FLT3-specific Regulated or Switch or Logic-Gated CAR-based immunotherapy using autologous or allogeneic human lymphocytes (T cells or NK cells) transduced with lentiviral vectors, wherein the viral transduction leads to the expression of a CAR that targets FLT3 (comprised of the FLT3-binding domain referenced as NC7 in the invention as well as an intracellular signaling domain), for the prophylaxis or treatment of FLT3-expressing cancers. [***]

III.	Licensed Territory:

Worldwide

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APPENDIX C – ROYALTIES

Royalties:

I. The Licensee agrees to pay to the IC a noncreditable, nonrefundable license issue royalty in the amount of seventy-five thousand dollars ($75,000) [***].

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APPENDIX D – BENCHMARKS AND PERFORMANCE

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APPENDIX E – COMMERCIAL DEVELOPMENT PLAN

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Figure 1: [***]

Figure 2: [***]

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APPENDIX F – EXAMPLE ROYALTY REPORT

Required royalty report information includes:

•	License reference number (L-XXX-200X/0)

•	Reporting period

•	Catalog number and units sold of each Licensed Product (domestic and foreign)

•	Gross Sales per catalog number per country

•	Total Gross Sales

•	Itemized deductions from Gross Sales

•	Total Net Sales

•	Earned Royalty Rate and associated calculations

•	Gross Earned Royalty

•	Adjustments for Minimum Annual Royalty (MAR) and other creditable payments made

•	Net Earned Royalty due

Example

Catalog Number	Product Name	Country	Units Sold	Gross Sales (US$)
1	A	US	250	62,500
1	A	UK	32	16,500
1	A	France	25	15,625
2	B	US	0	0
3	C	US	57	57,125
4	D	US	12	1,500

Total Gross Sales	153,250
Less Deductions:
Freight	3,000
Returns	7,000
Total Net Sales	143,250
Royalty Rate	8%
Royalty Due	11,460
Less Creditable Payments	10,000
Net Royalty Due	1,460

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APPENDIX G – ROYALTY PAYMENT OPTIONS

New Payment Options Effective March 2018

The License Number MUST appear on payments, reports and correspondence.

Credit and Debit Card Payments: Credit and debit card payments can be submitted for amounts up to $24,999. Submit your payment through the U.S. Treasury web site located at: https://www.pay.gov/public/form/start/28680443.

Automated Clearing House (ACH) for payments through U.S. banks only

The IC encourages its licensees to submit electronic funds transfer payments through the Automated Clearing House (ACH). Submit your ACH payment through the U.S. Treasury web site located at: https://www.pay.gov/public/form/startJ28680443. Please note that the IC “only” accepts ACH payments through this U.S. Treasury web site.

Electronic Funds Wire Transfers: The following account information is provided for wire payments. In order to process payment via Electronic Funds Wire Transfer sender MUST supply the following information within the transmission:

Drawn on a U.S. bank account via FEDWIRE:

Please provide the following instructions to your Financial Institution for the remittance of Fedwire payments to the NIH ROYALTY FUND.

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Agency Contacts: Office of Technology Transfer (OTT) [***]

Drawn on a foreign bank account via FEDWIRE:

The following instructions pertain to the Fedwire Network. Deposits made in US Dollars (USD).

Should your remitter utilize a correspondent US domestic bank in transferring electronic funds, the following Fedwire instructions are applicable.

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Agency Contacts:

Office of Technology Transfer (OTT)        (301) 496-7057 OTT-Royalties@mail.nih.gov

Checks

All checks should be made payable to “NIH Patent Licensing”

Checks drawn on a U.S. bank account and sent by US Postal Service should be sent directly to the following address:

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Checks drawn on a U.S. bank account and sent by overnight or courier should be sent to the following address:

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Checks drawn on a foreign bank account should be sent directly to the following address:

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